Exhibit 4.16

March 16, 2018

CP Achiras S.A.U.
Av. Tomas Edison 2701
Ciudad Autónoma de Buenos Aires
Argentina
Attention: Fernando Bonnet/Ruben Vazquez

Re: IFC Investment Number 39358 IIC Loan Number 12063-02
IDB Loan Number 3931C/OC-AR
C2F Loan Number 3931/CA-AR

Achiras Wind Farm Omnibus Amendment and Agreement

Dear Mssrs.:

Reference is made to:

(a) the Common Terms Agreement dated as of January 17, 2018 (the "Common Terms Agreement"), among CP Achiras S.A.U. (the "Borrower"), the Inter-American Investment Corporation ("IIC") as senior lender, IIC in its separate capacity as agent of the Inter-American Development Bank ("IDB"), IIC in its separate capacity as agent acting on behalf of the InterAmerican Development Bank, in its capacity as administrator of the Canadian Climate Fund for the Private Sector in the Americas ("C2F"), and International Finance Corporation ("IFC") (collectively, the "Senior Lenders"); and

(b) the Loan Agreement dated as of January 17, 2018 (the "IDB Group Loan Agreement") among the Borrower, IIC, IDB and C2F.

Capitalized terms used in this omnibus amendment and agreement (this "Omnibus Amendment") and not otherwise defined herein shall have the meaning given to such terms in the (i) Common Terms Agreement or (ii) the IDB Group Loan Agreement, as applicable.

1. Amendment to Common Terms Agreement. The Borrower and the Senior Lenders hereby amend the Common Terms Agreement pursuant to Section 7.08 (Amendments, Waivers and Consents) of the Common Terms Agreement as follows:

(a)
The definition of "First Repayment Date" in Section 1.01 (Definitions) is hereby deleted in its entirety and replaced with the following:

""First Repayment Date" the Interest Payment Date falling on May 15, 2019;"

(b)
Subparagraph (i) of Section 2.13 (Suspension or Cancellation by Senior Lenders) is hereby deleted in its entirety and replaced with the following:

"(i) if the first Disbursement has not been made by April 30, 2018, or such other date as the Borrower and the Senior Lenders may agree;"

(c)
Section 4.01(c) (Security) is hereby deleted in its entirety and replaced with the following:

(c)
Security. The Senior Lenders have received evidence that (i) the Security has been duly created and perfected as first priority security interests in all assets and rights subject to the Security Documents (other than with respect to the Wind Turbines and any other movable assets which shall be pledged in accordance with Section 5.01(k) (Security; Further Assurances) and the Real Estate Properties which shall be mortgaged in accordance with Section 4.01(bb) and Section 5.01(k) (Security; Further Assurances)), (ii) all documents required to be filed, registered, notarized or recorded in order to create and perfect the Security as valid and enforceable first priority security interest in all assets and rights subject to the Security Documents (other than with respect to the Wind Turbines and any other movable assets which shall be pledged in accordance with Section 5.01(k) (Security; Further Assurances) and the Real Estate Properties which shall be mortgaged in accordance with Section 4.01(bb) and Section 5.01(k) (Security; Further Assurances)) have been properly filed, registered, notarized or recorded in each office of each jurisdiction in which such filings, registrations, notarizations or recordations are required, and (iii) all fees required for or associated with such filing, registration, notarization or recordation have been duly paid.

(d)
Inserting the following Section 4.01(bb) immediately following Section 4.01(aa):

(bb) Mortgage Filing. The Senior Lenders have received evidence that (i) all documents required to be filed in order to create and perfect the Mortgage as valid and enforceable first priority security interest in the Real Estate Properties have been properly filed in each office of each jurisdiction in which such filings are required within forty-five (45) days after the date of execution of the Mortgage or such shorter term as specified under applicable laws in order to ensure that the first priority Lien created by the Mortgage is effective as of the date of execution of the Mortgage, and (ii) all fees required for or associated with such filing have been duly paid.

(e)
Section 5.01(k) (Security; Further Assurances) is hereby deleted in its entirety and replaced with the following:

(k) Security; Further Assurances.

(i) Within the ten (10) Business Days after the last Wind Turbine is delivered to the Project Site in accordance with the Offshore TSA, deliver (A) a copy of the Asset Pledge Agreement, in form and substance satisfactory to the Senior Lenders, which shall have been entered into by all parties to it and shall have become unconditional and fully effective in accordance with its terms, and (B) evidence, in form and substance satisfactory to the Senior Lenders, of the filing for registration and recordation of the Asset Pledge Agreement as a first priority interest in all moveable assets at the Project site.

(ii) On the earlier of: (A) the date that is forty-five (45) days after the date in which the filing for registration of the Asset Pledge Agreement is made, and (B) May 31, 2018, deliver evidence, in form and substance satisfactory to the Senior Lenders, of the registration and recordation of the Asset Pledge Agreement as a first priority interest in all moveable assets at the Project site.

(iii) Within sixty (60) Business Days after the date in which the filing for registration of the Mortgage is made, deliver (A) evidence, in form and substance satisfactory to the Senior Lenders of the registration and recordation of the Mortgage as a first priority security interest in the Real Estate Properties, and (B) a legal opinion, in form and substance satisfactory to the Senior Lenders from each of (1) Bruchou, Fernández, Madero & Lombardi and (2) Mart’nez de Hoz & Rueda, in each case, with respect to the creation and perfection of a first priority security interest in all assets and rights of the Borrower subject to the Mortgage.

(iv) Take all necessary action so that the Liens created or purported to be created by each Security Document constitute perfected first priority Liens on the Security.

(vi) From time to time, execute, acknowledge and deliver or cause to be executed, acknowledged and delivered such further instruments as may reasonably be requested by any Finance Party for perfecting or maintaining in full force and effect the Security or for re-registering the Security or otherwise and, if necessary, create and perfect additional Security, to enable the Borrower to comply with its obligations under the Transaction Documents.

(f)
Schedule 10 is hereby amended by deleting in full the table under the heading "Action Plan Status and Update" and replacing it with the table attached hereto as Annex 1.

2. Amendment to the IDB Group Loan Agreement. The Borrower, IIC, IDB and C2F hereby amend the IDB Group Loan Agreement, pursuant to Section 4.07 (Amendments, Waivers and Consent) of the IDB Group Loan Agreement by deleting the definition of "First Adjusted C2F Loan Spread" in Section 1.01 (Definitions) in its entirety and replacing it with the following:

""First Adjusted C2F Loan Spread" three and one-half of one percent (3.50%) per annum with respect to the C2F Loan;"

3. Representations and Warranties. The Borrower certifies that the representations and warranties contained in Section 3.01 (Representations and Warranties) of the Common Terms Agreement, as amended by this Omnibus Amendment, are true and correct in all material respects on and as of the date hereof with the same effect as if those representations and warranties had been made on and as of the date hereof, except with respect to those representations and warranties which by their express terms relate solely to an earlier date. The Borrower further represents and warrants that:

(a)
it has obtained all Authorizations required for the validity and enforceability of this Omnibus Amendment and the Common Terms Agreement and IDB Group Loan Agreement, each as hereby amended;

(b)
this Omnibus Amendment has been duly authorized and duly executed by it and constitutes its valid and legally binding obligation, enforceable in accordance with the terms hereof and thereof, subject to applicable bankruptcy, insolvency, fraudulent, conveyance, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law);

(c)
neither the execution and delivery by it of this Omnibus Amendment nor the performance by it of its obligations hereunder and under the Common Terms Agreement or the IDB Group Loan Agreement, each as hereby amended, will (a) contravene any judgment, decree or order or any law, rule or regulation applicable to it or any Authorization, (b) contravene or result in any breach of any of the terms of, or constitute a default or require any consent under the terms of, any indenture, mortgage, deed of trust, agreement or any other binding arrangement to which it is a party or by which it or any part of the Project is bound or to which it may be subject or (c) violate the terms of its Charter; and

(d)
no Event of Default or Potential Event of Default has occurred and is continuing.

4. Incorporation by Reference. The provisions of Section 7.08 (Amendments, Waivers and Consents) and Section 7.05 (Applicable Law and Jurisdiction) of the Common Terms Agreement are incorporated in full herein by reference, mutatis mutandis, (and as if each reference to "this Agreement" or a "Financing Document" therein were a reference to this Omnibus Amendment).

5. Successors and Assigns. This Omnibus Amendment shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.

6. Entire Agreement. Each of the undersigned parties hereby acknowledges and agrees that:

(a)
this Omnibus Amendment is not and shall not be deemed (i) a consent or waiver in connection with any matter related to the Financing Documents; (ii) a waiver of any right, remedy, power or privilege under any provision of any Financing Document; (iii) a waiver of any obligation under any provision of any Financing Document; (iv) a novation of any Financing Document; or (v) except as specifically contemplated in the preceding paragraphs, an amendment of any of the provisions of any Financing Document;

(b)
this Omnibus Amendment shall be deemed a "Financing Document" as such term is defined in the Common Terms Agreement and shall be administered and applied in accordance with the terms and provisions thereof; and

(c)
the effectiveness of this Omnibus Amendment shall be subject to the countersignature of the Borrower below evidencing its acknowledgement and agreement with the terms of this letter agreement.

7. APPLICABLE LAW. THIS OMNIBUS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

5. This Omnibus Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be effective for purposes of binding the parties hereto, but all of which shall together constitute one and the same instrument.

[Signature Pages Follow]

INTER-AMERICAN INVESTMENT CORPORATION By: _______________________ Name: _______________________ Title: _______________________

[Signature Page to the Omnibus Amendment]

INTER-AMERICAN INVESTMENT CORPORATION, acting as agent for the INTER-AMERICAN DEVELOPMENT BANK By: _______________________ Name: _______________________ Title: _______________________

[Signature Page to the Omnibus Amendment]

INTER-AMERICAN INVESTMENT CORPORATION, as
agent acting on behalf of the INTER-AMERICAN
DEVELOPMENT BANK, in its capacity as administrator of the
CANADIAN CLIMATE FUND FOR THE PRIVATE SECTOR IN THE AMERICAS

By: _______________________

Name: _______________________

Title: _______________________

[Signature Page to the Omnibus Amendment]

INTERNATIONAL FINANCE CORPORATION, in respect of the amendment to the Common Terms Agreement By: _______________________ Name: _______________________ Title: _______________________

[Signature Page to the Omnibus Amendment]

Acknowledged and agreed by: CP ACHIRAS S.A.U. By: _______________________ Name: _______________________ Title: _______________________

  [Signature Page to the Omnibus Amendment]